EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference Registration Statement on Form S-8 of the reference to Netherland, Sewell & Associates, Inc. in the Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2009 of Endeavour International Corporation and its subsidiaries, filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
December 17, 2010